UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2012

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Industrial Income Trust Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders on June 26, 2012 (the “Annual Meeting”). Of the 85,332,209 shares of common stock issued and outstanding as of the record date, 43,592,728 shares of common stock (approximately 51%) were present or represented by proxy at the Annual Meeting. At the Annual Meeting, the Company’s stockholders (1) elected the five nominees listed below to serve as directors until the 2013 annual meeting of stockholders and until their successors are duly elected and qualify, and (2) ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. No broker non-votes were cast with respect to either proposal. The voting results are as follows:

1.	Election of five directors to serve on the board of directors of the Company until the 2013 annual meeting of stockholders and until their respective successors are duly elected and qualify:

Director Nominee	For	Against	Withheld
Evan H. Zucker	41,076,414	461,066	2,055,248
Dwight L. Merriman	41,106,476	421,365	2,064,887
Marshall M. Burton	41,112,997	401,428	2,078,303
Charles B. Duke	41,122,764	431,216	2,038,748
Stanley A. Moore	41,077,246	473,608	2,041,874

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

For	Against	Withheld
41,386,046	336,806	1,869,876

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

June 29, 2012	By:	/s/ THOMAS G. MCGONAGLE

		Name:	Thomas G. McGonagle
		Title:	Chief Financial Officer and Treasurer

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